SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 10, 2003

SAXON ASSET SECURITIES COMPANY (as Depositor under the Pooling and Servicing Agreement, dated as of November 1, 2002, providing for the issuance of Mortgage Loan Asset Backed Certificates, Series 2002-3)

         Saxon Asset Securities Company

(Exact Name of Registrant as Specified in its Charter)

Virginia	333-67170	52-1865887
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

4880 Cox Road
Glen Allen, Virginia		23060
(Address of Principal		(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code:  (804) 967-7400

                        No Change

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

The Registrant registered issuances of Mortgage Loan Asset Backed Certificates, Series 2002-3 on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), by Registration Statements on Form S-3 (Registration File Nos. 333-87351 and 333-65718) (together, the "Registration Statement").  Pursuant to the Registration Statement, the Registrant issued $1,000,000,000 in aggregate principal amount of Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AV, Class A-IO, Class S,  Class M-1, Class M-2, Class B, Class P, Class C and Class R Certificates (the “Certificates”) of its Mortgage Loan Asset Backed Certificates, Series 2002-3 on November 8, 2002.  This Current Report on Form 8-K is being filed to satisfy an undertaking, contained in the definitive Prospectus Supplement, dated October 30, 2002 (and together with the Prospectus, dated September 25, 2001, the “Prospectus Supplement”), to file information relating to additional and subsequent mortgage loans (the “Subsequent Mortgage Loans”) purchased by the Registrant.

Pursuant to the Subsequent Sales Agreement (the “Subsequent Sales Agreement”), attached as Exhibit 4.1, dated January 10, 2003, between Saxon Mortgage, Inc. (“SMI”) and Saxon Asset Securities Company (“Saxon”), and acknowledged by Deutsche Bank Trust Company Americas, the Registrant purchased Subsequent Mortgage Loans for inclusion in the Trust Fund established pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), a form of which was filed as an exhibit to the Registrant’s Form 8-K dated as of November 22, 2002 and to the Registrant’s Form 8-K/A dated as of November 27, 2002, among Saxon as depositor, SMI, as master servicer, and Deutsche Bank Trust Company Americas (the “Trustee”), as trustee.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Pooling and Servicing Agreement and in the Subsequent Sales Agreement.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

4.1

Subsequent Sales Agreement, dated January 10, 2003,  between Saxon Mortgage, Inc. and Saxon Asset Securities Company, and acknowledged by Deutsche Bank Trust Company Americas, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAXON ASSET SECURITIES COMPANY

By: /s/ Ernest G. Bretana

       Name: Ernest G. Bretana

       Title:   Vice President

Dated:  January 10, 2003

EXHIBIT INDEX

Exhibit No.

Description

Page No.

4.1

Subsequent Sales Agreement, dated January 10, 2003,

between Saxon Mortgage, Inc. and Saxon Asset

Securities Company, and acknowledged by Deutsche

Bank Trust Company Americas as Trustee.